EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

CONTENTS

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheets - as of December 31, 2013 and 2012	2-3
Statements of Operations - for the years ended December 31, 2013 and 2012	4
Statements of Stockholders’ Deficit - for the years ended December 31, 2013 and 2012	5
Statements of Cash Flows - for the years ended December 31, 2013 and 2012	6-7

Notes to Financial Statements	8-21

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Stockholders of

EmployUS, Ltd. f/k/a EmployUS, LLC

We have audited the accompanying balance sheets of EmployUS, Ltd. f/k/a EmployUS, LLC (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EmployUS, Ltd. f/k/a EmployUS, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

New York, NY

May 6, 2014

1

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

	2013	2012

Assets

Current Assets
Cash and cash equivalents	$2,757	$196,394
Accounts receivable, net	1,730,365	1,378,036
Deferred financing costs	9,315	—
Prepaid expenses and other current assets	37,614	9,869
Deferred tax asset	43,729	—

Total Current Assets	1,823,780	1,584,299

Property and Equipment, Net	30,997	33,537
Security Deposits	30,530	6,637

Total Assets	$1,885,307	$1,624,473

The accompanying notes are an integral part of these financial statements.

2

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

	2013	2012

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued expenses	$296,327	$322,461
Line of credit	1,463,370	1,017,897
Convertible notes payable	60,000	—
Income taxes payable	9,744	—
Current portion of payroll related liabilities	400,928	297,303

Total Current Liabilities	2,230,369	1,637,661

Long-Term Portion of Payroll Related Liabilities	426,579	780,683

Due to Stockholder	447,629	429,373

Total Liabilities	3,104,577	2,847,717

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, no par value: 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value: 200,000,000 shares authorized, 30,000,000 shares issued and outstanding	30,000	30,000
Additional paid in capital	748,924	748,924
Accumulated deficit	(1,998,194)	(2,002,168)

Total Stockholders' Deficit	(1,219,270)	(1,223,244)

Total Liabilities and Stockholders' Deficit	$1,885,307	$1,624,473

The accompanying notes are an integral part of these financial statements.

3

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

Net Revenues
Contract staffing services	$15,561,400	$12,606,480

Cost of Services	13,019,241	9,944,098

Gross Profit	2,542,159	2,662,382

Selling, General and Administrative
Selling, general and administrative	1,154,614	1,050,524
Payroll and related expenses	1,343,280	1,274,565

Total Selling, General and Administrative	2,497,894	2,325,089

Income from Operations	44,265	337,293

Other (Income) Expenses
Interest expense	172,622	107,675
Other (income) expenses	(98,346)	340,737
Loss on disposal of assets	—	80,104

Total Other Expenses	74,276	528,516

Loss before Benefit for Income Taxes	(30,011)	(191,223)

Benefit for Income Taxes	33,985	—

Net Income (Loss)	$3,974	$(191,223)

The accompanying notes are an integral part of these financial statements.

4

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Totals

Balance - January 1, 2012	—	$—	30,000,000	$30,000	$748,924	$(1,810,945)	$(1,032,021)

Net loss	—	—	—	—	—	(191,223)	(191,223)

Balance - December 31, 2012	—	—	30,000,000	30,000	748,924	(2,002,168)	(1,223,244)

Net income	—	—	—	—	—	3,974	3,974

Balance - December 31, 2013	—	$—	30,000,000	$30,000	$748,924	$(1,998,194)	$(1,219,270)

The accompanying notes are an integral part of these financial statements.

5

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

Cash Flows from Operating Activities
Net income (loss)	$3,974	$(191,223)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for doubtful accounts	20,821	12,583
Loss on disposal of assets	—	80,104
Depreciation expense	8,069	17,386
Interest on line of credit	88,510	79,843
Interest on stockholder advances	37,746	21,540
Reserve for related party receivable	—	166,431
Amortization of deferred financing costs	15,685	—
Deferred tax asset	(43,729)	—

Changes in operating assets and liabilities:
Accounts receivable	(373,150)	(340,994)
Prepaid expenses and other current assets	(27,745)	22,633
Security deposits	(23,893)	(477)
Accounts payable and accrued expenses	(16,390)	(190,597)
Payroll and related liabilities	(250,479)	(36,947)

Net Cash Used in Operating Activities	(560,581)	(359,718)

Cash Flows from Investing Activities
Net change in related party advances	—	145,567
Purchase of property and equipment	(5,529)	(62,696)

Net Cash (Used In) Provided by Investing Activities	(5,529)	82,871

Cash Flows from Financing Activities
Net proceeds from line of credit	356,963	450,463
Proceeds from convertible notes payable	60,000	—
Deferred financing costs	(25,000)	—
Payments to stockholder	(19,490)	(15,819)

Net Cash Provided by Financing Activities	$372,473	$434,644

The accompanying notes are an integral part of these financial statements.

6

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

Net (Decrease) Increase in Cash and Cash Equivalents	$(193,637)	$157,797

Cash and Cash Equivalents - Beginning of Year	196,394	38,597

Cash and Cash Equivalents - End of Year	$2,757	$196,394

Supplemental Cash Flow Information

Cash paid for interest	$197,688	$100,331

The accompanying notes are an integral part of these financial statements.

7

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 1 - Description of Business

EmployUS, Ltd. f/k/a EmployUS, LLC (the “Company”), a Delaware Limited Liability Company, was formed on September 30, 2010 having a perpetual existence and is a full service turnkey staffing company. Initially established to respond to the relief and recovery of the major oil spill in the Gulf of Mexico, the Company has since expanded to provide services on most major construction, chemical, and maritime projects in the Southeast United States. From its single initial project three years ago, the Company has aggressively grown to ten offices in three states, with more than 150 customers and over 3,000 people employed in 2013. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation, and its state of registration from Delaware to Nevada. As a result of these changes, the new name of the Company is EmployUS, Ltd. The total number of authorized shares of common stock is 200,000,000, having a par value of $0.001 per share. The two members of the Company, each owning 50%, received 15,000,000 shares of the Company’s common stock. Since EmployUS, LLC and EmployUS, Ltd. had common ownership, the initial basis of the assets and liabilities recorded by EmployUS, Ltd. was the historical carrying value of these assets and liabilities of EmployUS, LLC. The Company has also retroactively reflected the issuance of the shares of common stock to the members of EmployUS, LLC as if the transaction occurred on January 1, 2011.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant matters requiring the use of estimates and assumptions include, but may not be limited to, accounts receivable allowances and evaluation of impairment of long-lived assets. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made.

Reclassifications

Certain prior period amounts were reclassified to conform to current period presentation. These reclassifications have no effect on the Company’s previously reported results of operations and financial position.

8

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

Contract staffing service revenues are recognized when services are rendered. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”, which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) services have been rendered.

Cost of Contract Staffing Services

The cost of contract staffing services includes the wages, related payroll taxes, and employee benefits of the Company’s employees while they work on contract assignments for the period in which the related revenue is recognized.

Income Taxes

For the period prior to July 1, 2013, the Company was not subject to federal and state income taxes, as it was a limited liability company. Each member was responsible for the tax liability, if any, related to its proportionate share of the Company’s taxable income. Accordingly, no provision for income taxes was reflected in the accompanying financial statements through June 30, 2013. The Company had concluded that it was a pass-through entity through June 30, 2013 and a taxable entity thereafter. There were no uncertain tax positions that would require recognition in the financial statements through December 31, 2013.

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation and its state of registration from Delaware to Nevada. The Company is subject to file tax returns in the states of Louisiana, Alabama and Mississippi. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2013.

The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment as a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

9

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company accounts for income taxes under ASC 740-10-30.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less when purchased as cash equivalents. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institutions, and has not experienced any losses in such accounts.

Concentration of Credit Risk

For the year ended December 31, 2013, Customer A accounted for 32.1% of the Company’s net revenue. Customer A’s accounts receivable was 28.6% of the Company’s total accounts receivable as of December 31, 2013. Customer B accounted for approximately 16.2% of the Company’s net revenue and 25.7% of the Company’s accounts receivable for the year ended December 31, 2012. Customer C accounted for approximately 18.6% of the Company’s net revenue for the year ended December 31, 2012. Customer D accounted for 11.2% and 13.0% of the Company’s accounts receivable as of December 31, 2013 and 2012, respectively.

Accounts Receivable

The Company extends credit to its customers based on an evaluation of the customer’s financial condition and ability to pay the Company in accordance with the payment terms. An allowance for doubtful accounts is recorded as a charge to bad debt expense where collection is considered doubtful due to credit issues.

10

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Accounts Receivable (continued)

This allowance reflects management’s estimate of the potential losses inherent in the accounts receivable balance, based on historical loss statistics and known factors impacting its customers. The nature of the contract service business, where companies are dependent on employees for their production cycle, generally results in a nominal provision for doubtful accounts. Based on management’s review of accounts receivable, an allowance for doubtful accounts of $235,885 and $215,064 was considered necessary for the years ended December 31, 2013 and 2012, respectively. The Company charges uncollectible accounts against the allowance once the invoices are deemed unlikely to be collectible. The Company does not accrue interest on past due receivables.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense when incurred, while renewals and betterments that materially extend the life of an asset are capitalized.

The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized in the results from operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer and office equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of improvements’ useful life or initial lease term

Long-Lived Assets

On a periodic basis, management assesses whether there are any indicators that the value of the Company’s long-lived assets may be impaired. An asset’s value may be impaired only if management’s estimate of the aggregate future cash flows, on an undiscounted basis, to be generated by the asset are less than the carrying value of the asset.

11

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Long-Lived Assets (continued)

If impairment has occurred, the loss is measured as the excess of the carrying amount of the asset over its fair value. The Company’s estimates of aggregate future cash flows expected to be generated by each long-lived asset are based on a number of assumptions that are subject to economic and market uncertainties. As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in their impairment analyses may not be achieved. No impairment was identified during the years ended December 31, 2013 and 2012.

Fair Value Measurement

The carrying amounts reported in the Company’s financial statements for accounts receivable, prepaid expenses, accounts payable, accrued expenses, and payroll liabilities approximate their fair value because of the immediate or short-term nature of these financial instruments. The carrying amounts reported in the balance sheet for its line of credit and convertible notes payable approximates fair value as the contractual interest rate and features are consistent with similar instruments of similar risk in the market place. The Company’s short term financial instruments include cash, accounts receivable, accounts payable and accrued expenses, and payroll liabilities, each of which approximate their fair values based upon their short term nature. The carrying value of these instruments approximate fair value as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.

Advertising

The Company charges advertising costs to expense as incurred. Advertising costs were $2,658 and $4,930 for the years ended December 31, 2013 and 2012, respectively.

Recently Issued Authoritative Guidance

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” Under this new guidance, companies must present this unrecognized tax benefit in the financial statements as a reduction to deferred tax assets created by net operating losses or other tax credits from prior periods that occur in the same taxing jurisdiction. If the unrecognized tax benefit exceeds such credits it should be presented in the financial statements as a liability. This update is effective for annual and interim reporting periods for fiscal years beginning after December 15, 2013.

12

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Issued Authoritative Guidance (continued)

The adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Management does not believe there is any other recently issued authoritative guidance that would have a material impact to the condensed financial statements.

Note 3 - Liquidity and Capital Resources

As of December 31, 2013, the Company had a stockholders’ deficit of $1,998,194. For the years ended December 31, 2013 and 2012, the Company had a net income (loss) of $3,974 and $(191,223), respectively. At December 31, 2013, the Company had a working capital deficit of $406,589 compared to $53,362 at December 31, 2012. The Company’s stockholders’ deficiency is primarily due to, among other reasons, penalties and interest relating to unpaid payroll tax liabilities in 2011, a bad debt of approximately $206,000 in 2012 on one receivable, and an increase in staff payroll and rent, due to an expansion of operations. The Company is currently delinquent with past due payroll tax liabilities from 2010 and 2011, however, since late 2011, the Company has been remitting payroll taxes in accordance with the Internal Revenue Service payment plan on a current basis. The Company may not be able to continue to generate income from operations on a sustainable basis, as the Company continues to expand its infrastructure and further develop its marketing efforts.

Although the Company can provide no assurances, it believes its cash on hand, and anticipated cash flow from operations, will provide sufficient liquidity and capital resources to fund its business for at least the next twelve months, as a result of new and substantial contracts entered into in 2013. In the event the Company continues to experience liquidity and capital resources constraints because of continuing operating losses, greater than anticipated sales growth or otherwise, the Company may need to raise additional capital in the form of equity and/or debt financing. If such additional capital is not available on terms acceptable to the Company, or at all, then the Company may need to curtail its operations and/or take additional measures to conserve and manage its liquidity and capital resources, any of which would have a material adverse effect on our business, results of operations and financial condition.

13

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 4 - Deferred Financing Costs

In May 2013, in connection with the issuance of the convertible promissory notes, the Company incurred legal fees of $25,000 directly related to this financing. These costs are being amortized over the term of the convertible promissory notes, which began in May 2013, and come due in May 2014 on the straight-line method, which approximates the interest rate method. As of December 31, 2013, the Company’s accumulated amortization of financing costs was $15,685.

Note 5 - Property and Equipment

Property and equipment consisted of the following as of December 31, 2013 and 2012:

	2013	2012
Furniture and fixtures	$24,484	$24,484
Computer equipment and software	7,778	7,154
Office equipment	18,849	13,944
	51,111	45,582
Less: accumulated depreciation	(20,114)	(12,045)

Property and Equipment, Net	$30,997	$33,537

Depreciation expense for the years ended December 31, 2013 and 2012 was $8,069 and $17,386, respectively.

Note 6 - Line of Credit

In October 2011, the Company entered into an account purchase agreement with Crestmark Bank (“Crestmark”) to provide working capital financing. The account purchase agreement allows Crestmark to advance the Company funds on eligible accounts receivable at its sole discretion. The term of the facility is three years with an interest rate equal to the Prime Rate plus 2.75% per annum (6% floor), a maintenance fee of 0.6% per month of the average monthly loan balance, and a facility fee equal to 1% of the maximum loan amount. The line is secured by collateral consisting of all of the Company’s assets and is also personally guaranteed by Brent Callais, the Company’s Chairman and a stockholder. The Company is currently compliant with all covenants. The balance due to Crestmark as of December 31, 2013 and 2012 was $1,463,370 and $1,017,897, respectively. Interest and fees paid to Crestmark for the years ended December 31, 2013 and 2012 was $282,153 and $257,468, respectively, which were satisfied by additional borrowings under the line of credit.

14

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 6 - Line of Credit (continued)

Interest and fees consisted of the following for the years ended December 31:

	2013	2012
Interest	$88,510	$79,843
Fees	193,643	177,625

Total	$282,153	$257,468

Note 7 - Convertible Notes Payable

On May 13, 2013, the Company issued three separate $20,000 secured convertible promissory notes. The maturity date of the convertible promissory notes is May 13, 2014, and they bear interest at a rate of 10% per annum. The notes are secured by collateral consisting of all tangible and intangible assets of the Company and are subordinate to the line of credit. Once the Company changed its corporate status from a limited liability company to a “C” corporation on July 1, 2013, the secured convertible promissory notes and any accrued interest became convertible at the option of the holder into shares of the Company’s common stock, with the conversion rate being 75% of the consideration per share paid by the investors in the next Qualified Financing arrangement. The principal portion of the convertible promissory notes cannot be prepaid prior to the maturity date, though any accrued interest can be paid in cash or by conversion into shares of the Company’s common stock.

In accordance with ASC 470, “Accounting for Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” the convertible promissory notes are considered to have a beneficial conversion feature as the effective conversion price will be less than the lowest paid price by others investors in a future qualified financing, which is defined as a private placement offering of the Company’s securities to be completed after the consummation of any transaction affecting the structure of the Company, and before the maturity date of May 13, 2014.

In addition, in accordance with ASC 815 the conversion feature is considered to be a derivative instrument as the conversion price can be lowered if the Company issues securities at a lower price in a future qualified financing, as defined. As the qualified offering has yet to occur, an assessment of the fair value of the contingent conversion feature cannot be measured as of date of issuance of the secured convertible notes.

For the year ended December 31, 2013, the Company accrued interest on the convertible promissory notes in the amount of $3,800.

15

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 8 - Due to Stockholder

There is a total due to a stockholder of the Company of $447,629 and $429,373 as of December 31, 2013 and 2012, respectively, arising from cash advances made to the Company for working capital purposes. These balances include accrued interest in the amount of 9% per annum, which aggregated $37,746 in 2013 and $21,540 in 2012. The stockholder has agreed to forbear from demanding payment until April 15, 2015 of the $447,629 principal and any accrued interest previously due on demand.

Note 9 - Related-Party Transactions

As of December 31, 2011, the Company had a balance due from a real estate entity owned by Brent Callais. The funds owed by the real estate entity were used to finance its purchase of a corporate office building, in which the Company also leased part of the space for its corporate headquarters at 629 St. Charles, New Orleans. This lease ended in November 2012.

During November 2012, the real estate entity sold the building at an amount which was less than the corresponding mortgage, and, as such, the Company wrote off $166,431, the remaining balance of the advance. Such amount is included in other expense in the statement of operations for the year ended December 31, 2012.

Disposals of property and equipment consisted of improvements relating to the termination of the lease of the Company’s corporate headquarters, which had an original cost of $91,064 in fiscal 2012. Upon sale of the building and termination of the lease, the Company recognized a loss on disposal of assets of $80,104 for the year ended December 31, 2012.

During 2012, the Company rented two office spaces from related-party companies, both of which are owned by Brent Callais. The terms for the corporate office in New Orleans were originally $6,000 per month, from April 2011 through April 2018. In July 2011, the mortgage was refinanced and the rent was increased to $11,000 per month for the same term. The Company paid rent of $87,980 for the year ended December 31, 2012, for the corporate office location. The other location in Galliano, LA was a month-to-month lease, with monthly payments of $1,200, beginning in November 2010, and ending in January 2012. The total rent paid for the location in Galliano, LA was $1,200 for the year ended December 31, 2012.

16

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 9 - Related-Party Transactions (continued)

The Company has recognized revenue for staffing services from two related parties during the years ended December 31, 2013 and 2012, both of which are owned by Brent Callais. The total revenue for the year ended December 31, 2013 from one party was $19,867 and $4,204 from the other. The total revenue for the year ended December 31, 2012 from one party was $10,649 and $5,374 from the other.

Note 10 - Payroll Liabilities

The Company has past due payroll liabilities due to the Internal Revenue Service (“IRS”) for unpaid payroll taxes, penalties and interest for 2011 and 2010. The unpaid payroll taxes to the IRS for these periods totaled $891,386.

The Company has a payment plan in place with the IRS, whereby effective on April 25, 2012, it made an initial payment of $4,118, and subsequent monthly payments of $16,474 on the 28th of every month thereafter starting on May 28, 2012 until such time the liability is paid in full, with an additional payment of $200,000 due on April 28, 2014. The Company made such $200,000 payment on the required date. The IRS has issued a notice of Federal Tax Lien against the Company’s property until the amount is paid in full.

As of December 31, 2013 and 2012, the past due balance due to the IRS, including penalties, interest, and fees, totaled $827,406 and $978,370, respectively. The Company incurred $26,882 and $201,423 in penalties and interest from the IRS during the years ended December 31, 2013 and 2012, respectively.

As of December 31, 2013 and 2012, the past due balance due to the Louisiana Department of Revenue, including penalties, interest, and fees, totaled $0 and $99,616, respectively.

Note 11 - Preferred Stock

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation and its state of registration from Delaware to Nevada. As a result of these changes, the Company has authorized 5,000,000 shares of preferred stock, no par value. As these are considered “black check” preferred shares, the terms of the preferred stock are to be determined by the Board of Directors of the Company in the near future.

17

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 12 - Income Tax Provision

The benefit for income taxes of ($33,985) for the period from July 1, 2013 (date of change in corporate status to a “C” Corporation) through December 31, 2013, represented estimated federal and state income taxes. The effective tax rate for the year ended December 31, 2013 was (113)%. The Company became subject to income taxes as of July 1, 2013 and recognized deferred tax assets for existing temporary differences during the year.

The components of the benefit for income taxes consist of the following:

	For the Years Ended December 31
	2013	2012
Current:
Federal	$7,638	$--
State	2,106	--

Total Current	9,744	--

Deferred:
Federal	(35,649)	--
State	(8,080)	--

Total Deferred	(43,729)	--

Net Income Tax (Benefit)	$(33,985)	$--

The reconciliation between the statutory income tax rate and the effective tax rate is as follows:

	For the Years Ended December 31
	2013	2012
Computed expected tax expense	(15)%	--%
State taxes, net of federal benefit	(3)	--
Permanent differences	7	--
LLC period (not subject to income tax)	28
Adjustment due to conversion from
LLC to corporation	(132)	--
Other	2

Income Tax Provision	(113)%	--%

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EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 12 - Income Tax Provision (continued)

The types of temporary differences that give rise to our deferred tax assets and liabilities are as follows:

	December 31
	2013	2012
Deferred tax assets:
Fixed assets	$326	$--
Allowance for doubtful accounts	43,403	--

Net Deferred Tax Assets	$43,729	$--

As required by the provisions of ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.”

If applicable, interest costs and penalties related to unrecognized tax benefits are required to be calculated and would be classified as interest and penalties in general and administrative expense in the statement of operations. As of December 31, 2013 and 2012, no liability for unrecognized tax benefit was required to be reported. No interest or penalties were recorded during the years ended December 31, 2013 and 2012. The Company does not expect any significant changes in its unrecognized tax benefits in the next year. The Company files U.S. federal and state income tax returns. As of December 31, 2013, the Company’s U.S. and state tax returns remain subject to examination by tax authorities beginning with the tax return filed for the year ended December 31, 2010.

19

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 13 - Contingencies and Commitments

Litigation

The Company is a defendant in various claims relating to matters arising in the ordinary course of business that are typically covered by insurance. The amount of liability, if any, from these claims cannot be determined with certainty; however, management is of the opinion that the outcomes will not have a material adverse impact on the Company’s financial position or results of operations.

Leases

The Company leases space for ten of its branch offices, which are located either in downtown or suburban business centers, and for its corporate headquarters, located in New Orleans, Louisiana. Branch offices are generally leased over periods from one to three years, and also on a month-to-month basis. For the years ended December 31, 2013 and 2012, rent expense was $83,318 and 158,309, respectively.

As of December 31, 2013, future minimum lease payments due under non-cancelable lease agreements having initial terms in excess of one year, including certain closed offices, are as follows:

Years	Amounts
2014	$93,520
2015	55,671
2016	18,921

Total	$168,112

Note 14 - Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were issued.

On January 22, 2014, The Staffing Group, Ltd. (“TSGL”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Company, all of the stockholders of the Company (the “EmployUS Shareholders”), and TSGL’s controlling stockholders. The Exchange Agreement closed on February 14, 2014.  Pursuant to the terms and conditions of the final, fully executed Exchange Agreement, and upon the consummation of the closing:

Each share of the Company’s common stock issued and outstanding immediately prior to the closing of the Exchange Agreement was converted into the right to receive an aggregate of 13,153,800 shares of TSGL’s common stock.

20

EMPLOYUS, LTD.

f/k/a EMPLOYUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Note 14 - Subsequent Events (continued)

Three of TSGL’s stockholders agreed to cancel the following shares:

(i)	Joseph Albunio agreed to cancel 8,386,413 shares of his common stock. After the cancellation he will own 500,000 shares of the Company’s common stock.
(ii)	Brian McLoone agreed to cancel 2,836,413 shares of his common stock. After the cancellation he will own 6,050,000 shares of the Company’s common stock.
(iii)	Luidmila Yuziuk agreed to cancel 1,930,972 shares of her common stock. After the cancellation, she will not own any shares of the Company’s common stock.

The purpose of the transactions described above was to complete a reverse merger with the result being that EmployUS became a wholly-owned subsidiary of The Staffing Group, Ltd.  The Staffing Group, Ltd.’s business operations will now focus on the business of EmployUS.

Following the Exchange Agreement, there are 35,100,011 shares of TSGL’s common stock issued and outstanding, which include 13,153,800 shares held by the former stockholders of the Company. As a result, TSGL’s pre-merger stockholders hold approximately 62.52% of TSGL’s issued and outstanding shares of common stock and the former stockholders of the Company hold approximately 37.48%.

Upon closing of the Exchange Agreement, the Company became a wholly owned subsidiary of the Staffing Group. The Staffing Group ceased its prior operations and engages in the business of the Company.

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